Exhibit 5.2
July 3, 2019
Diamondback Energy, Inc.
Energen Corporation
Energen Resources Corporation
EGN Services, Inc.
500 West Texas
Suite 1200
Midland, Texas 79701

RE:	Diamondback Energy, Inc. and Guarantors Registration Statement on Form S-4, as amended by Amendment No. 1 Registration No. 333-230446

Gentlemen:

We have acted as special Alabama counsel to Energen Corporation, Energen Resources Corporation and EGN Services, Inc., each an Alabama corporation (each, an “Alabama Guarantor” and, collectively, the “Alabama Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) of a Registration Statement on Form S-4, as amended by Amendment No. 1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), by Diamondback Energy, Inc., a Delaware corporation (the “Issuer”), and the subsidiary guarantors of the Issuer listed in the Registration Statement, including the Alabama Guarantors (collectively, the “Guarantors”). The Registration Statement relates to (i) up to $750,000,000 aggregate principal amount of 4.750% Senior Notes due 2024 (the “Exchange Notes”) of the Issuer to be issued under an Indenture, dated as of October 28, 2016, as supplemented on September 25, 2018, October 12, 2018 and January 28, 2019 (collectively, the “Indenture”), among the Issuer, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”), pursuant to an exchange offer by the Issuer described in the Registration Statement in exchange for a like principal amount of the outstanding 4.750% Senior Notes due 2024 issued under the Indenture on September 25, 2018 and (ii) the guarantees (the “Guarantees”) by the Guarantors, including the Alabama Guarantors, of the Exchange Notes pursuant to the Indenture. This opinion is being furnished at the request of the Issuer and the Alabama Guarantors and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals, or duplicates or certified or conformed copies of such corporate records of each Alabama Guarantor and other certificates and documents of officials or representatives of each Alabama Guarantor, public officials and others as we have deemed appropriate for purposes of this letter. As to questions of fact material to this opinion, we have relied upon certificates of officers and representatives of the Alabama Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. We also have assumed the legal capacity of natural persons, the corporate or other power of all persons signing on behalf of the parties thereto other than the Alabama Guarantors and the due authorization, execution and delivery of the Indenture and all other documents by the parties thereto other than the Alabama Guarantors.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

(i)	each Alabama Guarantor is duly organized or formed, validly existing and in good standing as a corporation under the laws of the State of Alabama;

(ii)	each Alabama Guarantor has the corporate power to execute and deliver the Indenture as a Guarantor and perform its obligations under the Indenture (including its Guarantee pursuant thereto);

(iii)
the execution and delivery of the Indenture by each Alabama Guarantor and the performance by each Alabama Guarantor of its obligations under the Indenture (including its Guarantee pursuant thereto) have been duly authorized by all necessary corporate action of such Alabama Guarantor; and

(iv)	the Indenture has been duly and validly executed and delivered by each Alabama Guarantor.
This opinion is limited to the four specific matters set out above relating to the Alabama Guarantors and the laws of the state of Alabama. This opinion may only be relied upon by Akin Gump Strauss Hauer & Feld LLP in connection with the opinion it is delivering to the Issuer and the Guarantors as filed as an exhibit to the Registration Statement. We hereby consent to the filing of copies of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the SEC thereunder. The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you on matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitations, future changes in applicable law.

Sincerely,

/s/ Balch & Bingham LLP
Balch & Bingham LLP